UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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Ensco plc

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Additional Information Concerning the 2012 Annual General Meeting of Shareholders of Ensco plc

to be Held on 22 May 2012

INTRODUCTION

We are writing to ask for your support at the annual general meeting of shareholders by voting FOR our proposal 10 regarding the Non-Binding Advisory Vote to Approve the Compensation of our Named Executive Officers (“Say on Pay”). Please note that proxy advisory firms Glass Lewis and Egan-Jones have recommended a vote FOR this proposal. Glass Lewis specifically noted in its report that Ensco’s compensation programs should be evaluated in comparison to peers with revenues and market capitalizations similar to Ensco’s following Ensco’s acquisition of Pride International – a transaction that nearly doubled our size. Institutional Shareholder Services (“ISS”), however, has recommended a vote against this proposal, due primarily to its decision to use a peer group with revenues and market capitalizations similar to Ensco’s prior to its acquisition of Pride International.

—	We agree with the Glass Lewis and Egan-Jones recommendations FOR the proposal and strongly disagree with the ISS recommendation.

The ISS recommendation results from its new “Pay for Performance” methodology, which led it to select a peer group for Ensco that inexplicably omits four of our key competitors and significantly understates Ensco’s current business scope and financial size. Specifically, we have the following objection to the methodology employed by ISS in their review:

—	The ISS peer group is undersized and inappropriate for comparison to Ensco.

The Compensation Discussion and Analysis (“CD&A”) section starting on page 24 of our proxy statement explains in detail our emphasis on pay for performance and shareholder alignment in our executive compensation program, including the following positive aspects (several of which were highlighted by Glass Lewis in their review):

—	Performance-based LTI: 50% of target long-term incentive award value for our named executive officers (“NEOs”) is performance-based.
—	Emphasis on long-term incentive compensation: 70% of target total compensation for our CEO (63% for our other NEOs) was provided in the form of equity incentive compensation in 2011.
—

Clawback policy for NEOs: our NEOs are subject to clawback of incentive compensation (including equity incentive awards) in cases of financial restatements or violations of our Code of Business Conduct. In its report, ISS erroneously indicates that we do not have a clawback policy, even though the policy is summarized in our CD&A on page 34.

—	Share ownership guidelines: our NEOs and our nonemployee directors are subject to share ownership requirements expressed as a multiple of salary or annual retainer.

ISSUE SUMMARY

—	The ISS evaluation is fundamentally flawed because the peer group is significantly undersized for comparison to Ensco.

ISS’s peer selection methodology does not give full effect to Ensco’s size following the acquisition of Pride International, which was completed almost a year ago. Against the peer group selected by ISS, Ensco ranks at the:

▪	92nd percentile in terms of 2011 revenues – using pro-forma numbers that include both Pride International and Ensco for a full year; and

▪	97th percentile in terms of market cap at December 31, 2011.

The ISS peer group does include 5 of the 13 companies in our own executive compensation peer group, but leaves out key drilling industry competitors Noble Corp., Nabors Industries, Rowan Companies, and Transocean.

Executive officer pay opportunities established during 2011 were based upon the post-acquisition size of Ensco, reflecting responsibility for managing a much larger post-acquisition business in terms of financial size, complexity, and global scope. Evaluating our 2011 pay decisions in comparison to a peer group of companies with much smaller and less complex businesses, while excluding key industry-specific competitors, is inappropriate.

	ISS SELECTED PEER GROUP
			Revenues Most Recent Fiscal Year ($MM)	Market Cap 12/31/2011 ($MM)
>>	FMC Technologies, Inc.	FTI	5,099	12,445	<<
	Oil States International, Inc.	OIS	3,479	3,913
	McDermott International, Inc.	MDR	3,445	2,705
	Diamond Offshore Drilling, Inc.	DO	3,322	7,683
	Patterson-UTI Energy, Inc.	PTEN	2,566	3,110
	Helmerich & Payne, Inc.	HP	2,544	6,253
	Dresser-Rand Group Inc.	DRC	2,312	3,755
	Oceaneering International, Inc.	OII	2,193	4,984
	SEACOR Holdings Inc.	CKH	2,142	1,932
	Superior Energy Services, Inc.	SPN	2,070	2,271
	Key Energy Services, Inc.	KEG	1,847	2,332
	Complete Production Services, Inc.	CPX	1,561	2,661
	Unit Corporation	UNT	1,209	2,234
	75th Percentile		3,322	4,984
	MEDIAN		2,312	3,110
	25th Percentile		2,070	2,332
>>	Ensco plc (pro-forma 2011)	ESV	3,504	10,821	<<
	Ensco percentile rank		92%ile	97%ile

	Companies shaded in gray are also part of Ensco’s executive compensation peer group.

ISS EVALUATION USING CORRECTED PEER GROUP

As an alternative to the ISS review, we have prepared an analysis that combines their selected peer group with our own executive compensation peer group, for a total of 21 companies:

—	13 companies selected as peers by ISS; and
—

8 additional companies from our compensation peer group who are not already included in the ISS group (companies which also happen to be the next seven largest public companies available in Ensco’s GICS Industry Group – Energy Equipment & Services).

As shown in the table, adding these additional peer companies leaves Ensco in the top quartile (75%ile) for year-end market cap, and significantly above the median (65%ile) for revenues relative to the combined group (i.e., Ensco is still large in comparison to the median “peer”). Nevertheless, as shown in the chart below, by making this one change we find that Ensco falls within the acceptable range in the ISS model.

	ISS & ENSCO PEER GROUPS COMBINED
			Revenues Most Recent Fiscal Year ($MM)	Market Cap 12/31/2011 ($MM)
	Baker Hughes Inc.	BHI	19,831	21,230
	National Oilwell Varco Inc.	NOV	14,658	28,817
	Weatherford International Ltd.	WFT	12,990	11,040
	Transocean Ltd.	RIG	9,142	14,018
	Cameron International Corp.	CAM	6,959	12,061
	Nabors Industries Ltd.	NBR	6,060	4,986
>>	FMC Technologies, Inc.	FTI	5,099	12,445	<<
	Oil States International, Inc.	OIS	3,479	3,913
	McDermott International, Inc.	MDR	3,445	2,705
	Diamond Offshore Drilling, Inc.	DO	3,322	7,683
	Noble Corp	NE	2,696	7,895
	Patterson-UTI Energy, Inc.	PTEN	2,566	3,110
	Helmerich & Payne, Inc.	HP	2,544	6,253
	Dresser-Rand Group Inc.	DRC	2,312	3,755
	Oceaneering International, Inc.	OII	2,193	4,984
	SEACOR Holdings Inc.	CKH	2,142	1,932
	Superior Energy Services, Inc.	SPN	2,070	2,271
	Key Energy Services, Inc.	KEG	1,847	2,332
	Complete Production Services, Inc.	CPX	1,561	2,661
	Unit Corporation	UNT	1,209	2,234
	Rowan Companies, Inc.	RDC	939	3,791
	75th Percentile		6,060	11,040
	MEDIAN		2,696	4,984
	25th Percentile		2,142	2,705
>>	Ensco plc (pro-forma 2011)	ESV	3,504	10,821	<<
	Ensco percentile rank		65%ile	75%ile

	Companies shaded in gray are Ensco compensation peers we have added to the group for illustration.

	TSR	Pay
	Pctl	Pctl
	Rank	Rank
	[A]	[B]
1 year (40%)	47%	70%
3 year (60%)	36%	66%
Wtd Avg	40%	67%
SCORE	-27%
([A] - [B])
LEVEL OF	LOW
CONCERN

CONCLUSION

The ISS approach provides an inaccurate evaluation of relative pay and performance, not only because of clear flaws in their peer group selection, but because of several other shortcomings, the most important of which are:

—

Evaluation of pay opportunities rather than pay outcomes: ISS is evaluating targeted pay levels reflecting opportunities that can only be fully realized if certain levels of financial, operational or shareholder return performance are achieved.

—

Mismatch of performance and pay periods: ISS is evaluating pay decisions made at the beginning of a year in light of performance through the end of that year. In addition, depending upon when peer companies file their proxy statement, the ISS review may include 2011 pay data for some companies and 2010 pay data for others.

Despite these other shortcomings, for 2012, ISS would have arrived at the correct recommendation for Ensco had they merely taken a more rigorous and careful approach to peer group selection. We speculate that ISS’s decision to forego a more thoughtful evaluation for Ensco may have been based on a need to maintain a rigid approach that they could easily replicate for all companies they evaluate. However, in the case of a transaction like Ensco’s acquisition of Pride International, we would have expected ISS to exercise greater judgment in selecting the appropriate inputs to their model.

In considering your vote, we urge you to review the Glass Lewis and Egan-Jones reports as well as our CD&A beginning on page 24 of our proxy statement. This detailed information clearly demonstrates that our Compensation Committee maintains a compensation program that has aligned executive compensation effectively with shareholder interests and that ISS’s inappropriate peer group selection has led them to an incorrect conclusion in assessing the relationship between pay and performance for Ensco.

THE BOARD OF DIRECTORS RECOMMENDS THAT

SHAREHOLDERS VOTE FOR PROPOSAL 10:

NON-BINDING ADVISORY VOTE TO APPROVE THE

COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS